Exhibit 99.1

NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Restructures Hard Rock Note

VERNAL, UT, April 28, 2015 — Superior Drilling Products, Inc. (NYSE MKT:SDPI) (“SDPI” or the “Company”), a provider of drilling products for the oil, natural gas and mining services industries, announced today that on April 22, 2015, the original $12.5 million seller-carried promissory note for the acquisition of Hard Rock Solutions in 2014 (the "Hard Rock Note")
has been restated and amended.

The Amended and Restated Hard Rock Note accrues interest from April 20, 2015 until May 29, 2015 at an adjustable rate per annum equal to the JP Morgan Chase Bank, N.A. annual prime rate as it had originally. From May 29, 2015 until maturity, the Amended and Restated Hard Rock Note will accrue interest at a fixed rate equal to 5.25% per annum.

Under the terms of the Amended and Restated Hard Rock Note, the Makers will pay five principal installments of $2.5 million plus accrued interest on May 29, 2015, January 15, 2016, July 15, 2016, January 16, 2017 and July 14, 2017. The Amended and Restated Hard Rock Note matures and is fully payable on July 14, 2017.

Chris Cashion, CFO of SDPI commented, “The restructuring of our loan agreement provides greater financial flexibility for us to continue to execute our strategic plan despite the challenging market conditions of the oil and gas industry. We continue to advance our efforts to develop and commercialize innovative drilling and completion tools and provide our customer cost-saving and productivity-enhancing solutions.”

Also, on April 9, 2015 SDPI refinanced its $5.0 million note due August 15, 2015. Under the new agreement with American Bank of the North, the loan is now due August 18, 2018 has an interest rate of 5.25%. Payment on the loan will be made in 39 monthly principal plus interest payments of $39,317 plus a final payment of $4,256,355 in August 2018.

About Superior Drilling Products, Inc.
SDPI is an innovative, cutting-edge drilling tool technology company. The Company manufactures, repairs, sells and rents drilling tools. SDPI manufactures and markets drill string tools, including the patented Drill-N-Ream™ well bore conditioning tool, for the oil, natural gas and mining services industries. In addition, SDPI is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field services company. SDPI operates a state-of-the-art drill tool machining facility manufacturing for its customer’s custom products and solutions for the drilling industry. The Company’s strategy is to leverage its technological expertise in drill tool technology and innovative, precision machining to broaden its drill tool technology offerings for rent or sale, while establishing an effective sales and logistics infrastructure through which it can provide proprietary tools to exploration and production companies and drill rig operators. It also plans to grow its manufacturing operations by providing its oil field services customers with design, prototype development and manufacturing of their proprietary technologies.

Additional information about the Company can be found at its website: www.sdpi.com.

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Superior Drilling Products, Inc. Restructures Hard Rock Note
April 28, 2015

Safe Harbor Regarding Forward Looking Statements
This news release contains “forward-looking statements” within the meaning of the safe harbor provisions, 15 U.S.C. § 78u-5, of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company’s financial position, market success with specialized tools, effectiveness of its sales efforts, success at developing future tools, and the Company’s effectiveness at executing its business strategy and plans. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, our business strategy and prospects for growth; our cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For more information, contact investor relations:
Deborah K. Pawlowski / Garett K. Gough
Kei Advisors LLC
(716) 843-3908 / (716) 846-1352
dpawlowski@keiadvisors.com / ggough@keiadvisors.com

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